Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 5, 2009 relating to the statements of operations, changes in stockholders’ equity, cash flows and financial statement schedule, which appears in Bluefly, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
January 13, 2012